EXHIBIT 23.3

                   [Pattillo, Brown & Hill, L.L.P. Letterhead]


                          INDEPENDENT AUDITORS' CONSENT


         We consent to the reference to our firm under the caption "Experts" and to the use of our report dated March 24, 1999 with respect to the financial statements of KWTX Broadcasting Co. included in the Registration Statement (Form S-3), and related Prospectus of Gray Communications Systems, Inc. for the registration of 2,262,608 shares of its class B common stock.

/s/ Patillo, Brown & Hill, L.L.P.


Waco, Texas
October 21, 1999